Exhibit 32.2

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Clovis Oncology, Inc., a Delaware corporation (the “Company”), on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “Report”), Daniel W. Muehl, as Senior Vice President of Finance and Principal Financial and Accounting Officer of the Company, does hereby certify, pursuant to §906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. §1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2019

/s/ DANIEL W. MUEHL
Daniel W. Muehl
Executive Vice President of Finance and Principal Financial and Accounting Officer